                                                               Exhibit 99(b)(9)

                    SCHEDULE 1


FACILITY AGREEMENT
----------------------------------------------


FBG TREASURY (AUST.) LIMITED

FBG TREASURY (UK) PLC

FBG TREASURY (EUROPE) B.V.

FBG TREASURY (NZ) LIMITED

FBG TREASURY (USA) INC.

FOSTER'S BREWING GROUP LIMITED

NATIONAL AUSTRALIA BANK LIMITED

BANK OF NEW ZEALAND




ARTHUR ROBINSON & HEDDERWICKS
Stock Exchange Centre
530 Collins Street
Melbourne  3000  Australia
Tel  61  3 9614 1011
Fax  61  3 9614 4661


(C) Copyright Arthur Robinson & Hedderwicks 2000



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FACILITY AGREEMENT
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TABLE OF CONTENTS

1.    DEFINITIONS AND INTERPRETATION                              2

2.    COMMITMENT AND BORROWER LIMITS                              9

3.    REVIEW                                                     11

4.    DRAWDOWN NOTICES                                           11

5.    SELECTION OF FUNDING PERIODS                               11

6.    REPAYMENT                                                  12

7.    PREPAYMENTS                                                12

8.    BILL FACILITY                                              13

9.    MARKET RATE ADVANCE FACILITY                               16

10.   STERLING ADVANCE FACILITY                                  17

11.   EURO CASH ADVANCE FACILITY                                 19

12.   NZ$ CASH ADVANCE FACILITY                                  21

13.   US$ CASH ADVANCE FACILITY                                  22

14.   LC FACILITY                                                23

15.   REPAYMENT OF PRINCIPAL                                     26

16.   PAYMENTS AND TAXATION                                      27

17.   GST                                                        29

18.   CHANGES IN LAW                                             29

FACILITY AGREEMENT
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19.   CONDITIONS PRECEDENT                                       31

20.   REPRESENTATIONS AND WARRANTIES,
      COVENANTS AND EVENTS OF DEFAULT                            32

21.   SET-OFF                                                    33

22.   INDEMNITIES                                                33

23.   CURRENCY INDEMNITY                                         34

24.   CONTROL ACCOUNTS                                           35

25.   INTEREST ON OVERDUE AMOUNTS                                35

26.   FEES                                                       37

27.   ASSIGNMENTS                                                37

28.   NOTICES                                                    38

29.   AUTHORISED OFFICERS                                        39

30.   GOVERNING LAW                                              39

31.   COUNTERPARTS                                               39

32.   ACKNOWLEDGMENT BY BORROWERS AND
      FOSTER'S BREWING GROUP                                     39

33.   ATTORNEYS                                                  40

      Schedule 1                                                 42
            Lending Offices                                      42

      Schedule 2                                                 43
            Additional domestic Sterling
                  costs                                          43

      Annexure A                                                 45
            Drawdown Notice [National
                  Australia Bank Limited]                        45

      Annexure B                                                 48
            Form of Letter of Credit
                  -[National Australia Bank
                  Limited/BNZ]                                   48

      Annexure C                                                 50
            Drawdown Notice [BNZ]                                50

FACILITY AGREEMENT
--------------------------------------------------------------------------------


DATE        27 February 1991
----------

PARTIES
----------

         1. FBG TREASURY (AUST.) LIMITED (ACN 006 865 738) of 77 Southbank Boulevard, Southbank, Victoria (TREASURY AUST.).

         2. FBG TREASURY (UK) PLC of Montrose House Chertsey Boulevard, Hanworth Lane, Chertsey, Surrey KT169JX (TREASURY UK).

         3. FBG TREASURY (EUROPE) B.V. of Strawinskylaan 3127, 1077 ZX Amsterdam, The Netherlands (TREASURY EUROPE).

         4. FBG TREASURY (NZ) LIMITED of Level 1, Elder's House, 60 Khyber Pass Road, Grafton, Auckland, New Zealand (TREASURY NZ).

         5. FBG TREASURY (USA) INC., of Suite 200, 103 Foulk Road, Wilmington, Delaware USA (TREASURY USA).

         6. FOSTER'S BREWING GROUP LIMITED (ACN 007 620 886) incorporated in South Australia of 77 Southbank Boulevard, Southbank, Victoria (FOSTER'S BREWING GROUP)

         7. NATIONAL AUSTRALIA BANK LIMITED (ACN 004 044 937) of 271 Collins Street, Melbourne, Victoria (the LENDER ).

         8. BANK OF NEW ZEALAND of Level 6, BNZ Tower, 125 Queens Street, Auckland, New Zealand (BNZ).

RECITALS
----------

         A Each Borrower and Foster's Brewing Group has requested the Lender and BNZ to provide the Borrowers with a facility under which financial accommodation of up to an aggregate maximum amount of the sum of A$300,000,000 may be made available to the Borrowers.

         B Each Borrower and Foster's Brewing Group is party to the FBG Group Financing Trust Deed (the TRUST DEED) dated 21 February 1993 which will, when the Facility provided under this Agreement becomes an Approved Facility under the Trust Deed, set out certain of the terms and conditions which apply to any financial accommodation which may be made available to the Borrowers under this Agreement.

FACILITY AGREEMENT
--------------------------------------------------------------------------------

IT IS AGREED as follows.

1.    DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------

1.1   DEFINITIONS

      When used in this Agreement the following terms shall have the following meanings unless the context otherwise requires.

      A$ OR AUSTRALIAN DOLLAR means the lawful currency of Australia.

      AUSTRALIAN LENDING OFFICE means the office of the Lender so designated in the First Schedule or such other branch, office or agency as it may designate for the purposes of this Agreement by notice to Foster's Brewing Group.

      AUSTRALIAN WITHHOLDING TAX means Tax levied or imposed by a Governmental Agency of or within the Commonwealth of Australia required to be withheld or deducted from any payment.

      AVAILABILITY PERIOD means the period commencing on the date of this Agreement and expiring on the Repayment Date or, if earlier, the date on which the Commitment is cancelled.

      BANK BILL RATE in relation to a Funding Period means:

         (a) the rate determined by the Lender to be the average bid rate (rounded up, if necessary, to the nearest two decimal places) displayed at or about 10.30am on the first day of that Funding Period on the Reuters screen BBSY page for a term equivalent to the Funding Period; or

         (b)      if:

                  (i) for any reason there is no rate displayed for a period equivalent to that Funding Period; or

                  (ii) the basis on which that rate is displayed is changed and in the opinion of the Lender that rate ceases to reflect the Lender's cost of funding to the same extent as at the date of this Agreement, then the Bank Bill Rate will be the rate determined by the Lender to be the average of the buying rates quoted to the Lender by each of three Australian banks selected by the Lender at or about that time on that date for bills of exchange which are accepted by an Australian bank selected by the Lender and which have a term equivalent to the Funding Period. If there are no buying rates the rates will be the rate determined by the Lender to be its cost of funds.

      BENEFICIARY means the beneficiary of a Letter of Credit.

      BNZ LENDING OFFICE means the office of BNZ so designated in the First Schedule or such other branch, office or agency as it may designate for the purposes of this Agreement by notice to Foster's Brewing Group.

FACILITY AGREEMENT
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      BILL means a "Bill of Exchange" as defined in the Bills of Exchange Act
      1909 which is, or is to be, accepted or accepted and discounted under this Agreement.

      BILL FACILITY means the facility provided under Clause 8.

      BORROWER means Treasury Aust., Treasury UK, Treasury Europe, Treasury NZ or Treasury USA.

      BORROWER LIMIT means at any time in relation to each Facility (and, in the case of the LC Facility, each Borrower), such amount in Australian dollars as Foster's Brewing Group, the Lender and BNZ may from time to time agree.

      BUSINESS DAY means a day on which:

         (a) for the determination of Funding Periods and interest rates or yields, banks and the relevant financial markets are open:

                  (i) in relation to the Bill Facility or the Market Rate Advance Facility, in Sydney and Melbourne;

                  (ii) in relation to the Sterling Advance Facility, in London, Sydney and Melbourne;

                  (iii) in relation to the Euro Cash Advance Facility, in Amsterdam and the location of the Lender;

                  (iv) in relation to the NZ$ Cash Advance Facility, in Auckland , Sydney and Melbourne;

                  (v) in relation to the US$ Cash Advance Facility, Sydney, Melbourne and New York; and

                  (vi) in relation to the LC Facility, Sydney and Melbourne and if it relates to a Letter of Credit in Sterling, London or if it relates to a Letter of Credit in US Dollars, New York or if it relates to a Letter of Credit in Euros, Amsterdam and the location of the Lender or if it relates to a Letter of Credit in NZ dollars, Auckland;

         (b) in relation to the determination of an Exchange Rate or an Equivalent Amount, banks and the relevant financial markets are open for business in Melbourne and Sydney and in relation to Sterling, London, or in relation to US Dollars, New York or in relation to Euros, Amsterdam and the location of the Lender, or in relation to NZ dollars, Auckland; or

         (c) for any other purpose, banks are open for business in Sydney and Melbourne.

      COMMITMENT means A$300,000,000 as reduced or cancelled under this Agreement.

      CURRENT DOLLAR VALUE means on any day, in relation to a Segment or part of a Segment of:

FACILITY AGREEMENT
--------------------------------------------------------------------------------

         (a)      (i)      the Sterling Advance Facility, the Euro Cash Advance
                           Facility, the NZ$ Cash Advance Facility or the US$
                           Cash Advance Facility the principal amount of that Segment or part; or

                  (ii) the LC Facility, the aggregate face amount (in the applicable currency) of the Letters of Credit issued in respect of such Segment or part,

                  as at that day, converted (except where the relevant Letter of Credit is denominated in Australian dollars) to Australian dollars on that day at the Exchange Rate applicable to that day; and

         (b) the Bill Facility or the Market Rate Advance Facility, the Australian dollar face amount or principal amount of that Segment or part as at that day.

         DRAWDOWN DATE means:

         (a) in relation to the Sterling Advance Facility, the Euro Cash Advance Facility, the NZ$ Cash Advance Facility, the US$ Cash Advance Facility and the Market Rate Advance Facility, the date on which any advance under this Agreement is or is to be drawn;

         (b) in relation to the LC Facility, the date on which any Letter of Credit is or is to be issued; and

         (c) in relation to the Bill Facility, the date on which any Bills are or are to be accepted or accepted and discounted in accordance with this Agreement,

      DRAWDOWN NOTICE means a notice given or to be given in accordance with Clause 4.

      EQUIVALENT AMOUNT means, with respect to any currency on any date, the amount of such currency converted from Australian dollars at the Exchange Rate 2 Business Days before such date.

      EURO and EUR each mean the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

      EURO CASH ADVANCE FACILITY means the facility provided under Clause 11.

      EURO LIBOR means in relation to a Funding Period of a Segment under the Euro Cash Advance Facility:

         (a) the rate (rounded upwards if necessary to 3 decimal places) displayed as the EUR rate on the Reuters screen page LIBOR01 for a term equivalent to that Funding Period for the value date which is the first day of that Funding Period;

         (b) where in the opinion of the Lender there is no or is no longer a Reuters screen page appropriate for the Euro for that Funding Period, the Lender may specify another publicly available page and the rate will be determined from that page in the same manner; or

FACILITY AGREEMENT
--------------------------------------------------------------------------------

         (c)      if:

                  (i) for any reason there are no rates displayed for a term equivalent to that Funding Period for the Euro; or

                  (ii) the basis on which those rates are displayed is changed and in the opinion of the Lender those rates cease to reflect the Lender's cost of funding to the same extent as at the date of this Agreement, then Euro Libor will be the rate determined by the Lender to be the arithmetic mean of the rates quoted to it by four leading banks selected by it in the Euro-zone interbank market or the London interbank market at or about 11.00am (Brussels time) two Business Days before that Funding Period for the making of Euro deposits with the Lender for a term comparable to that Funding Period.

         EURO-ZONE means the region comprised of the participating member states in the European Economic and Monetary Union.

         EXCHANGE RATE means :

         (a) with respect to a currency other than NZ dollars on any date, the Lender's spot, or in the case of NZ dollars, BNZ's rate of exchange as at 10.00am (Melbourne time) on that date for the purchase of such currency against Australian dollars or, as the case may be, Australian dollars against such currency on the relevant foreign exchange market for value on the second Business Day after such date; and

         (b) [with respect to NZ dollars on any date, BNZ's spot rate of exchange as at 10.00am (Auckland time) on that date for the purchase of NZ dollars against Australian dollars or, as the case may be, Australian dollars against NZ dollars on the relevant foreign exchange market for value on the second Business Day after such date. ]

         EXCLUDED TAX means any Tax imposed by any jurisdiction on the net income of the Lender as a consequence of the Lender or BNZ, being a resident of or organised or doing business in that jurisdiction but not any Tax:

         (a) which is calculated on or by reference to the gross amount of any payments (without the allowance of any deduction) derived under any Relevant Document or any other document referred to in any Relevant Document by the Lender or BNZ, as the case may be; or

         (b) which is imposed as a result of the Lender or BNZ, as the case maybe being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to any Relevant Document or any transaction contemplated by any Relevant Document.

         FACILITY means the Bill Facility, the Sterling Advance Facility, the Market Rate Advance Facility, the Euro Cash Advance Facility, the NZ$ Cash Advance Facility, the US$ Cash Advance Facility or the LC Facility.

FACILITY AGREEMENT
--------------------------------------------------------------------------------

         FEE LETTER means any letter from the Lender or BNZ to Foster's Brewing Group referred to in Clause 26.

         FUNDING PERIOD means in relation to a Segment of:

         (a)      the Bill Facility, the term of the relevant Bills;

         (b) the Sterling Advance Facility, the Market Rate Advance Facility, the NZ$ Cash Advance Facility, the US$ Cash Advance Facility or the Euro Cash Advance Facility, a period for the fixing of interest rates for, and the funding of, such Segment; and

         (c) the LC Facility, the term of the Letters of Credit comprising such Segment,

         such period to commence on the Drawdown Date of that Segment and have a duration selected under Clause 5.

         GST has the meaning given in section 195-1 of the A NEW TAX SYSTEM (GOODS AND SERVICES TAX) ACT 1999.

         LC FACILITY means the facility provided under Clause 14.

         LENDING OFFICE means the Australian Lending Office, the UK Lending Office or the US Lending Office of the Lender.

         LETTER OF CREDIT means an irrevocable letter of credit issued under Clause 14.1.

         LIBOR in relation to a Funding Period for a Segment of the Sterling Advance Facility or the US$ Cash Advance Facility, means the rate determined by the Lender to be the offered rate quoted to the Lender by leading banks in the London Interbank Market at or about 11.00am (London time) two Business Days before the commencement of that Funding Period (or, in the case of domestic sterling, at or about 11.00am (London time) on the day on which the Funding Period commences) for the making of deposits in the currency of that Segment with the Lender for a period comparable to that Funding Period.

         MARGIN means, in respect of a Segment utilising a Facility, the amount per cent per annum set out in the relevant Fee Letter for that Facility.

         MARKET RATE ADVANCE FACILITY means the facility provided under Clause
         9.

         NZ BANK BILL RATE in relation to a Funding Period means:

         (a) the rate determined by BNZ to be the average bid rate (rounded up, if necessary, to the nearest four decimal places) displayed at or about 10:45am (Auckland time) on the first day of that Funding Period on the Reuters screen BKBM page for a term equivalent to the Funding Period; or

         (b) if for any reason there is no rate displayed for a period equivalent to that Funding Period, then the NZ Bank Bill Rate will be the rate determined by BNZ to be the average of the buying rates quoted to BNZ by each of three New Zealand banks selected by BNZ at or about that time on that date for bills of exchange that are accepted by a New Zealand bank selected by BNZ and that have a term

FACILITY AGREEMENT
--------------------------------------------------------------------------------

                  equivalent to the Funding Period. If there are no buying rates the rate will be the rate determined by BNZ to be its average cost of funds in relation to the NZ$ Cash Advance Facility.

         Rates will be expressed as a yield per annum to maturity.

         NZ$ CASH ADVANCE FACILITY means the facility provided under Clause 12.

         NZ$ OR NZ DOLLARS means the lawful currency of New Zealand.

         ORIGINAL DOLLAR AMOUNT means in relation to a Segment or part of a Segment on the Drawdown Date of that Segment of:

         (a)      (i)      the Sterling Advance Facility, the Euro Cash Advance
                           Facility, the NZ$ Cash Advance Facility and the US$
                           Cash Advance Facility, the principal amount of the Segment or part; or

                  (i) the LC Facility, the aggregate face amount (in the applicable currency) of the Letters of Credit issued in respect of such Segment or part,

                  as nominated in the applicable Drawdown Notice, converted (except where the relevant Letter of Credit is denominated in Australian dollars) to Australian dollars on the applicable Drawdown Date at the Exchange Rate for that Drawdown Date; and

         (b) the Bill Facility or the Market Rate Advance Facility, the Australian dollar face amount or principal amount of that Segment or part, as nominated in the applicable Drawdown Notice,

         reduced as may be appropriate from time to time by prepayments and/or repayments of such Segment or part (including, without limitation, a repayment under Clause 15.1(a)).

         PRINCIPAL OUTSTANDING means the aggregate principal amount of all outstanding Segments.

         REPAYMENT DATE means 31 December 2004 or such later date as the parties may agree.

         SAME DAY FUNDS means:

         (a) in the case of Australian dollars, a bank cheque or other immediately available funds;

         (b) in the case of Sterling and NZ dollars, in immediately available funds; or

         (c) in the case of Euros or US dollars, the manner of payment in Euros or US dollars (as applicable) which the Lender specifies from time to time to the relevant Borrower as being customary at the time for settlement of transactions of the type contemplated by this Agreement in immediately available funds or, if no manner is specified, immediately available funds in Euros or US Dollars (as applicable).

      SECURED FINANCING means accommodation provided to a Borrower by a Beneficiary on the security of a Letter of Credit.

      SEGMENT means each portion of the amount advanced or provided or, as the context may require, to be advanced or provided, to a Borrower under the same Facility which is denominated in the same currency and has the same Funding Period.

      STANDARD TERMS means the agreement so entitled dated 27 February 1991 between, among others, the Borrowers, Foster's Brewing Group and the Lender as amended or supplemented from time to time.

      STERLING means the lawful currency of England, Scotland and Wales.

      STERLING ADVANCE FACILITY means the facility provided under Clause 10.

      TRUST DEED means the FBG Group Financing Trust Deed dated 21 February 1993 between, among others the Borrowers, Foster's Brewing Group and the Trustee.

      TRUSTEE means AXA Trustees Limited or any other person appointed as trustee under the Trust Deed.

      UK LENDING OFFICE means the office of the Lender so designated in the First Schedule or such other branch, office or agency as it may designate for the purposes of this Agreement by notice to Foster's Brewing Group.

      UNDRAWN COMMITMENT means the Commitment less the aggregate of the Current Dollar Value of all outstanding Segments.

      US DOLLARS means the lawful currency of the United States of America.

      US $ CASH ADVANCE FACILITY means the facility provided under Clause 13.

      US LENDING OFFICE means the office of the Lender so designated in the First Schedule or such other branch, office or agency as it may designate for the purposes of this Agreement by notice to Foster's Brewing Group.

1.2   INTERPRETATION

         (a) Clauses 1.2, 1.3, 1.4 and 1.5 of the Trust Deed apply to this Agreement as if incorporated in this Agreement except that all references in those clauses to "Deed" and "Trustee" are replaced with "Agreement" and "Lender" (or "BNZ" as the context requires) respectively.

         (b) Except to the extent that this Agreement otherwise provides or the context otherwise requires, references in this Agreement to time are to Melbourne time.

         (c) Unless defined otherwise in this Agreement, terms defined in the Trust Deed bear the same meaning when used in this Agreement.

1.3   TRUST DEED

      Each party to this Agreement acknowledges and agrees that the financial accommodation made available or to be made available to the Borrowers by the Lender and BNZ under this Agreement is and shall be made available on the terms and conditions contained in the Trust Deed in addition to the terms and conditions of this Agreement.

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FACILITY AGREEMENT
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1.4   REPAYMENT AND PREPAYMENT

      In this Agreement references to "payable", "repayment" or "prepayment" (and like expressions) of:

         (a) all or part of a Segment of the LC Facility means payment to the Lender in the relevant currency, or BNZ, in the case of NZ dollars, of the whole or the relevant portion (determined, where applicable, in accordance with paragraph (b)) of the face amount of the relevant Letter of Credit or the reduction, expiry or cancellation of that Letter of Credit (if it has not been drawn upon) if such reduction, expiry or cancellation takes place on the due date for repayment or prepayment;

         (b) all or part of a Segment of the Bill Facility means payment to the Lender of the total face amount of all Bills comprising the Segment or part;

         (c) all or part of the NZ$ Cash Advance Facility means payment to BNZ in NZ dollars;

         (d) all or part of a Segment of the US$ Cash Advance Facility means payment to the Lender in US dollars;

         (e) all or part of a Segment of the Sterling Advance Facility means payment to the Lender in Sterling; and

         (f) all or part of a Segment of the Euro Cash Advance Facility means payment to the Lender in Euros.

1.5   PRINCIPAL

         References to "principal" or "principal amount" mean, in relation to a Segment of:

         (a) the Bill Facility, the aggregate face amount of all Bills comprising that Segment or part;

         (b) the Sterling Advance Facility, the Market Rate Advance Facility, the NZ$ Cash Advance Facility the US$ Cash Advance Facility or the Euro Cash Advance Facility, the principal amount of that Segment or part; and

         (c) the LC Facility, the aggregate maximum amount paid or claimable (actually or contingently) under all Letters of Credit comprising that Segment or part.

2.    COMMITMENT AND BORROWER LIMITS
--------------------------------------------------------------------------------

2.1 COMMITMENT

         (a)      Subject to this Agreement:

                  (i)      the Lender shall make:

                           (A) the Bill Facility and the Market Rate Advance Facility available to Treasury Aust. only;

FACILITY AGREEMENT
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                           (B)      the Sterling Advance Facility to Treasury UK
                                    only;

                           (C) the US$ Cash Advance Facility available to Treasury USA only;

                           (D) the Euro Cash Advance Facility available to Treasury Europe only; and

                           (E) the LC Facility available to any Borrower except Treasury NZ; and

                  (ii) BNZ shall make the NZ$ Cash Advance Facility and the LC Facility available to Treasury NZ only;

                  but so that on the date of a drawing of any Segment the aggregate Current Dollar Value of all outstanding Segments of Facilities on that date immediately after that drawing would not exceed the Commitment.

         (b) Unless otherwise agreed by the Lender, the aggregate Current Dollar Value of all outstanding Segments of:

                  (i) the Sterling Advance Facility shall not at any time exceed A$250,000,000; and

                  (ii)     the LC Facility shall not at any time exceed
                           A$250,000,000

                  or such other limit as the parties may agree.

2.2   BORROWER LIMITS

         (a) (BORROWER LIMITS): No Borrower may request, in any Drawdown Notice, a Segment or Segments of any Facility if, on the relevant Drawdown Date, the aggregate of:

                  (i) the Current Dollar Value of the Principal Outstanding of all Segments of that Facility (other than any Segment which is required to be repaid on or before the relevant Drawdown Date); and

                  (ii) the Original Dollar Amount of the principal amount of all Segments of that Facility requested to be provided on account of that Borrower by the Lender and BNZ,

                  exceeds that Borrower's Borrower Limit with respect to that Facility.

(b) (SPECIFICATION OF BORROWER LIMITS): The Borrower Limits of each Borrower shall be as agreed between Foster's Brewing Group and the Lender from time to time provided that:

         (i) in relation to any Facility, a Borrower Limit shall not be less than the greatest aggregate principal amount of all Segments of that Facility provided by the Lender, and BNZ, for the account of that Borrower, outstanding at any time; and

         (ii) a Borrower Limit, shall not, which when aggregated with the Borrower Limits of each other Borrower, exceed the Commitment.

FACILITY AGREEMENT
--------------------------------------------------------------------------------

2.3   CANCELLATION ON REPAYMENT DATE

      At the close of business (Melbourne time) on the last day of the Availability Period the Commitment shall be cancelled.

2.4   CANCELLATION - ELECTION BY BORROWERS

      Foster's Brewing Group may from time to time on giving not less than 7 days prior irrevocable notice to the Lender cancel all or part of the Undrawn Commitment. If part, unless the Lender otherwise agrees, such part shall be a minimum of A$10,000,000 and an integral multiple of A$10,000,000.

3.    REVIEW
--------------------------------------------------------------------------------

      The Lender may, in its absolute discretion, agree to extend the Repayment Date.

4.    DRAWDOWN NOTICES
--------------------------------------------------------------------------------

      Whenever a Borrower wishes to make a drawing under the Bill Facility, the Sterling Advance Facility, or the LC Facility, it or Foster's Brewing Group on its behalf shall give to the Lender or BNZ, if applicable, a Drawdown Notice substantially in the form of Annexure A or Annexure C, as the case may be, to be received by the Lender or BNZ, as the case may be, not later than 11.00am (Melbourne time) five Business Days (or such period as otherwise agreed between the relevant Borrower and the Lender or BNZ, as applicable) prior to the proposed Drawdown Date (which shall be a Business Day), which Drawdown Notice shall be irrevocable.

      Whenever a Borrower wishes to make a drawing under the Market Rate Advance Facility, the Euro Cash Advance Facility, the NZ$ Cash Advance Facility or the US$ Cash Advance Facility, it is to be made in accordance with clause 9.2, 11.2, 12.2 or 13.2 respectively.

5.    SELECTION OF FUNDING PERIODS
--------------------------------------------------------------------------------

         (a) Subject to the subsequent provisions in this Clause and to Clause 9.2(c), Funding Periods selected by a Borrower shall be of a period not longer than 185 days or, if required, such other period as the Lender or BNZ, as the case may be, may agree to enable consolidation of Segments of the same Facility and currency.

         (b) Should a Funding Period end on a day which is not a Business Day, such Funding Period shall be extended to the next Business Day in the same calendar month or, if none, the preceding Business Day.

         (c)      No Funding Period shall extend beyond the Repayment Date.

         (d) If a Borrower fails to select Funding Periods complying with this Clause the Lender or BNZ, as the case may be, may vary any Drawdown Notice to ensure compliance.

FACILITY AGREEMENT
--------------------------------------------------------------------------------

6.    REPAYMENT
--------------------------------------------------------------------------------

6.1   REPAYMENT

      Subject to Clause 6.2, each Borrower shall repay the Principal Outstanding of each Segment provided on its account in the currency in which such Segment is denominated on the last day of its Funding Period.

6.2   NETTING OFF

      If a Borrower requests a new Segment of the Sterling Advance Facility, the Euro Cash Advance Facility, the NZ$ Cash Advance Facility, the US$ Cash Advance Facility or the Market Rate Advance Facility or a Segment of the Bill Facility comprising Bills which are to be discounted by the Lender on the last day of a Funding Period of an old Segment of the same Facility (in the same currency), then only the net amount between:

         (a) the funds required to be provided by the Lender or BNZ, as the case may be, for the account of that Borrower in relation to that new Segment; and

         (b) the funds payable by that Borrower for the account of the Lender or BNZ, as applicable by way of repayment of the old Segment,

      need be paid or made available, as the case may be.

6.3   FINAL REPAYMENT

      On the Repayment Date each Borrower shall repay in full the Principal Outstanding of each Segment provided on its account in the currency in which such Segment is denominated together with all accrued interest or other moneys owing to the Lender or BNZ, as the case may be, under this Agreement.

7.    PREPAYMENTS
--------------------------------------------------------------------------------

7.1   SPECIAL PREPAYMENTS

      Each of the Borrowers and Foster's Brewing Group acknowledge that the Borrowers may be required to prepay the Facility in accordance with Clause
      5.5 of the Trust Deed and that the Lender and BNZ have entered into this Agreement and made the Facilities available to the Borrowers in reliance on Clause 5.5 of the Trust Deed.

7.2   LIMITATION ON PREPAYMENTS

      No Borrower may prepay all or any part of the Principal Outstanding except in accordance with this Agreement.

7.3   INTEREST

      Each Borrower shall pay any interest accrued on any amount prepaid under this Agreement at the time of such prepayment.

FACILITY AGREEMENT
--------------------------------------------------------------------------------

7.4   CASH COVER

         (a) If a Borrower prepays all or part of a Segment of the LC Facility or the Bill Facility by payment to the Lender or BNZ, as the case may be, in the relevant currency of an amount equal to the whole or the relevant portion of the face amount of the relevant Letter of Credit or the whole or the relevant portion of the total face amount of all Bills comprising the Segment or part then that amount shall be held by the Lender or BNZ, as applicable, by way of cash cover for the Lender's or BNZ's relevant liability (contingent or otherwise) in respect of the relevant Letter of Credit or Bills to be applied by the Lender or BNZ, as applicable, in reduction of the relevant liability at any time after it has become due and payable and the provisions of Clause 5.3(c) of the Trust Deed and, if such prepayment is made under Clause 7.1, Clause 5.3(d) (e) and (f) of the Trust Deed, shall apply to such amount as if, in the case of Clause 5.3, the reference to "this Deed including, without limitation, under paragraph (a) or (b) of this Clause" were a reference to this Clause 7.

         (b) Unless under paragraph (a) the provisions of Clause 5.3(d) (e) and (f) of the Trust Deed apply to any amount of cash cover provided under paragraph (a) in respect of a Segment, the Lender or BNZ, as the case may be, shall repay the amount by which that amount of cash cover (together with interest on that amount) exceeds the total amount paid or payable by the Lender or BNZ, as applicable, under the Bills or Letters of Credit comprising such Segment, to the relevant Borrower on the last day of the Funding Period for that Segment.

8.    BILL FACILITY
--------------------------------------------------------------------------------

8.1   COMMITMENT

         (a) Subject to this Agreement, the Lender shall accept, or accept and discount, Bills drawn by Treasury Aust. expressed to mature not later than the repayment Date.

         (b) The principal amount of each Segment of the Bill Facility shall be:

                  (i)      a minimum of A$10,000,000;

                  (ii)     the Undrawn Commitment, or

                  (iii)    such other amount as the Lender may agree;

                  and shall not cause a breach of the limits in Clause 2.

8.2   REQUIREMENT OF BILLS

      Each Bill shall be in a form acceptable to the Lender and shall be prepared in accordance with the following:

         (a) each Bill shall be drawn by Treasury Aust. and signed by an Authorised Officer of Treasury Aust. or, if Treasury Aust. so

FACILITY AGREEMENT
--------------------------------------------------------------------------------

                  requests, by an Authorised Officer of the Lender on behalf of Treasury Aust.;

         (b) each Bill shall be expressed to be payable at such office of the Lender as the Lender shall notify Treasury Aust. from time to time;

         (c) the face amount of each Bill shall to the extent possible be A$500,000, A$1,000,000 or A$5,000,000 or such other amount as the Lender and Treasury Aust. may agree;

         (d) the term of each Bill shall be the Funding Period of the relevant Segment;

         (e)      each Bill shall be:

                  (i) (where the Lender is requested to deliver the Bill to Treasury Aust. or another specified person after acceptance) payable to Treasury Aust. and endorsed by Treasury Aust. or payable to the proposed purchaser;

                  (ii) (where the Lender is requested and has agreed to purchase the Bill) payable to the Lender; or

                  (iii) (where the Lender is requested and has agreed to arrange the sale of the Bill as agent for Treasury Aust. or is requested to discount the Bill) completed so that the space reserved for the name of the payee is left blank; and

         (f) if necessary, Treasury Aust. shall cause each Bill to be stamped with any applicable stamp duty.

8.3   AUTHORITY

      Treasury Aust. authorises the Lender, upon receipt by the Lender of a Drawdown Notice requesting a drawing under the Bill Facility, to prepare, sign (by its Authorised Officer) as drawer, complete and deliver Bills in accordance with this Clause 8 and to alter any non-complying Bills delivered if:

         (a) Treasury Aust. fails to deliver or prepare Bills in accordance with this Agreement; or

         (b) Treasury Aust. requests the Lender so to do in the relevant Drawdown Notice.

8.4   ACCEPTANCE

         (a) The Lender shall on each day that it is requested to accept Bills under this Clause:

                  (i)      accept the Bills;

                  (ii) if authorised to do so in the relevant Drawdown Notice, insert as payee itself or such other person who is to purchase those Bills; and

                  (iii) hand the Bills to the person nominated in the Drawdown Notice or, if the Lender has agreed to do so, purchase or

FACILITY AGREEMENT
--------------------------------------------------------------------------------


                           arrange the sale of the Bills as requested in the Drawdown Notice.

         (b) Treasury Aust. shall on that day pay to the Lender an acceptance fee equal to the Margin, to be calculated on a daily basis on the face amount of each Bill from the date it was accepted to the date it falls due for payment.

8.5   ACCEPTANCE AND DISCOUNT

      The Lender shall on each day that it is requested to accept and discount Bills under this Clause:

         (a)      accept the Bills;

         (b) insert as payee itself or such other person who is to purchase those Bills; and

         (c) discount those Bills and (subject to clause 6) pay in Same Day Funds no later than 11.00am on the relevant Drawdown Date to the Borrower an amount equal to the aggregate of the face amount of each Bill less the aggregate of:

                  (i) a discount amount for each Bill which would result in a yield to maturity on that Bill calculated at the Bank Bill Rate for the relevant Funding Period;

                  (ii) an acceptance fee equal to the Margin on that day, to be calculated on a daily basis on the face amount of each Bill from the date it was accepted to the date it falls due for payment;

                  (iii) any applicable stamp duty or other documentary or transaction Tax (including, without limitation, financial institutions duty) payable by the Lender on or in respect of each Bill or any payment, receipt or crediting of an account which is contemplated by this Clause 8;

                  (iv) any other amount owing by the Borrower to the Lender under this Agreement but unpaid.

8.6   INDEMNITY

      Treasury Aust. shall indemnify and keep indemnified the Lender against all liabilities of the Lender as acceptor of any Bills but, without prejudice to the obligation to provide cash cover under Clause 8.7, Treasury Aust. shall not be required to pay any amounts in excess of the total face amount of the relevant Bills to the extent such liabilities were incurred as a result of the fraud or wilful default of the Lender.

8.7   CASH COVER

      As between the Lender and Treasury Aust., Treasury Aust. shall be primarily liable in respect of all Bills and accordingly:

FACILITY AGREEMENT
--------------------------------------------------------------------------------

         (a) the liability of Treasury Aust. with respect to any Bill shall not be taken to have been discharged by reason of the Lender becoming the holder of that Bill before, on or after its maturity; and

         (b) subject to Clause 6.2, Treasury Aust. shall, not later than 11.00am on each day on which a Bill accepted on its account falls due for payment, pay to the Lender an amount equal to the face amount of such Bill.

9.    MARKET RATE ADVANCE FACILITY
--------------------------------------------------------------------------------

9.1   REQUIREMENTS FOR MARKET RATE ADVANCES

      Any Drawing or proposed Drawing under the Market Rate Advance Facility (including any rollover Drawing under Clause 9.6) shall be subject to Clause 19.1.

9.2   REQUEST FOR MARKET RATE ADVANCE

      Treasury Aust. may request a drawing of a Segment of the Market Rate Advance Facility by an Authorised Officer of the Borrower giving to the Lender telephone notice of such request not later than 11.00am on the proposed Drawdown Date (which request shall be irrevocable and shall be confirmed on that date by the delivery to the Lender of a notice confirming the same) which telephone notice shall specify:

         (a)      the proposed Drawdown Date;

         (b) the amount of the Segment, which shall be in a minimum amount of A$1,000,000 or in multiples of A$100,000 above that amount;

         (c) the Funding Period therefor, which shall be not more than 14 days;

         (d)      the account into which the proposed Segment is to be paid; and

         (e) whether the proposed drawing is a rollover of an existing Segment of the Market Rate Advance Facility.

      The Lender may rely and act upon any such request given by a person purporting to be an Authorised Officer of the Borrower (whether or not that person is an Authorised Officer), and is fully indemnified by the Borrower against any loss, liability, claim or expense it may incur as a result of so acting (other than any such loss, liability, claim or expense which is incurred solely as a result of the Lender's fraud or wilful default).

9.3   PROVISION OF MARKET RATE ADVANCE
      FACILITY

      Subject to the provisions of this Agreement and to the Lender's usual terms and conditions applicable to its customers for like facilities, the Lender shall use its best endeavours to make available the Segment of the Market Rate Advance Facility to Treasury Aust. on the Drawdown Date.

FACILITY AGREEMENT
--------------------------------------------------------------------------------

9.4   INTEREST

         (a) Treasury Aust. agrees to pay to the Lender interest on each Segment of the Market Rate Advance Facility from and including its Drawdown Date until that Segment is paid in full. Interest is calculated from the Drawdown Date until the last day of the Funding Period. Interest accrues from day to day and is calculated on actual days elapsed and a 365 day year or a 366 day year (as the case may be).

         (b) The rate of interest payable on a Segment of the Market Rate Advance Facility, shall be the rate which the Lender notifies by telephone to Treasury Aust. or Foster's Brewing Group on its behalf on the Drawdown Date and shall be confirmed in writing as the rate at which the Lender lends comparable amounts to similar customers in the market and for a comparable duration.

         (c) Treasury Aust. shall pay to the Lender all accrued interest on the last day of the Funding Period relevant to the Market Rate Advance.

9.5   REPAYMENT

         Subject to Clause 9.6, Treasury Aust. shall repay to the Lender each Segment of the Market Rate Advance Facility in full on the last day of the Funding Period relating thereto.

9.6   ROLLOVER OF SEGMENTS

      If on the last day of the Funding Period applicable to a Segment of the Market Rate Advance Facility:

         (a) Treasury Aust. has paid to the Lender all accrued interest on the Segment on that day;

         (b) Treasury Aust. has given notice to the Lender in accordance with Clause 9.2; and

         (c) the aggregate period in respect of which the indebtedness evidenced or established by the Segment has been rolled over does not (and would not after a request made under Clause 9.6) exceed 30 days in total, the Lender agrees, subject to the provisions of this Agreement, to rollover the maturing Segment of the Market Rate Advance Facility by allowing the Segment to remain outstanding for a further period with a resetting of interest rate under Clause 9.4.

10.   STERLING ADVANCE FACILITY
--------------------------------------------------------------------------------

10.1  CURRENCY

      The Sterling Advance Facility may only be drawn by Treasury UK and in Sterling.

FACILITY AGREEMENT
--------------------------------------------------------------------------------


10.2  ADVANCE OF SEGMENT

         (a) Subject to this Agreement, whenever Treasury UK requests a Segment utilising the Sterling Advance Facility under a Drawdown Notice, the Lender will through its UK Lending Office make available that Segment to the account specified in the relevant Drawdown Notice not later than 11.00am (local time in the place of payment) on the relevant Drawdown Date in the same day funds in Sterling.

         (b) The principal amount of each Segment drawn under the Sterling Advance Facility shall be a minimum of:

                  (i) the Equivalent Amount in Sterling of A$10,000,000 and an integral multiple of the Equivalent Amount in Sterling of A$10,000,000; or

                  (ii)     the Undrawn Commitment,

                  and shall not cause a breach of the limits in Clause 2.

10.3  NOTIFICATION OF RATES AND AMOUNTS

      The Lender shall notify Treasury UK of the Exchange Rate, interest rates and amounts of currency determined under this Clause as soon as they are ascertained.

10.4  INTEREST RATE

      Interest shall accrue from day to day on each Segment of the Advance Facility for each Funding Period at the rate per annum determined by the Lender to be the aggregate of the Margin and LIBOR for such Funding Period.

10.5  BASIS OF CALCULATION OF INTEREST

      Such interest shall be computed on the basis of the actual number of days elapsed and a year of 365 or 366 days (as the case may be).

10.6  PAYMENT OF INTEREST

      Except where this Agreement provides otherwise, Treasury UK shall pay such accrued interest in Sterling on the last day of the relevant Funding Period.

10.7  MARKET DISTURBANCE - SUSPENSION
      NOTICE

      Whenever, prior to the commencement of a Funding Period of a Segment of the Sterling Advance Facility the Lender determines that, by reason of any change in or in the application of any applicable law or of any change in national or international financial, political or economic conditions, exchange rates or exchange controls, it is impracticable for it to fund such Segment in Sterling during such Funding Period by deposits obtained in the relevant interbank market, then the Lender shall promptly give notice (a "Suspension Notice") to the relevant Borrower.

FACILITY AGREEMENT
--------------------------------------------------------------------------------

10.8  ALTERNATIVE BASIS

      Upon the giving of a Suspension Notice relating to a Segment:

         (a) (CONSULTATION): the Lender shall consult in good faith with Treasury UK with a view to agreeing to an alternative basis for the lending of such Segment;

         (b) (SUSPENSION OF OBLIGATION): pending such consultation the Lender shall not be obliged to advance the Segment;

         (c) (ALTERNATIVE BASIS): if such alternative basis is agreed, it shall apply in accordance with its terms; and

         (d) (CESSATION OF NOTICE IF NO agreement): if an alternative basis is not agreed within 30 days of such Suspension Notice, the obligation of the Lender to advance such Segment shall cease.

10.9  ADDITIONAL DOMESTIC STERLING COSTS

         (a) Whenever Treasury UK is obliged to pay interest in respect of any amount under this Agreement denominated in domestic Sterling, Treasury UK shall pay the additional amount advised by the Lender to be the direct or indirect costs of complying with the requests or requirements of the Bank of England or other competent authority in relation to monetary controls or liquidity requirements with respect to the funding of such amount.

         (b) Such additional amount shall be determined by the Lender in accordance with the Second Schedule, as amended by the Lender if there is any change in relevant requirements.

11.   EURO CASH ADVANCE FACILITY
--------------------------------------------------------------------------------

11.1  CURRENCY

      The Euro Cash Advance Facility may only be drawn by Treasury Europe or Treasury UK and in Euros.

11.2  ADVANCE OF SEGMENT

         (a) Subject to this Agreement, whenever Treasury Europe or Treasury UK requests a Segment of the Euro Cash Advance Facility, the Lender will through its UK Lending Office make available that Segment to such account as may be notified to the Lender by Treasury Europe or Treasury UK as applicable, on the relevant Drawdown Date in Same Day Funds in Euros.

         (b) Unless otherwise agreed, a request by Treasury Europe or Treasury UK for a Segment of the Euro Cash Advance Facility may be made by telephone, shall be made prior to 11:00am (Amsterdam time) on the date on which the Relevant Segment is to be made available (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of

FACILITY AGREEMENT
--------------------------------------------------------------------------------

                  Annexure A from Treasury Europe or Treasury UK as applicable, to the Lender. Any telephone request shall contain the details required in the Drawdown Notice and shall be irrevocable.

         (c) Unless otherwise agreed, the principal amount of each Segment of the Euro Cash Advance Facility shall be a minimum of:

                  (i)      EUR 5,000,000; or

                  (ii) the Euro equivalent (determined at the Exchange Rate as at the Drawdown Date) of the Undrawn Commitment (if less than EUR 5,000,000).

11.3  INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment of the Euro Cash Advance Facility for each Funding Period at the rate per annum determined by the Lender to be the aggregate of the Margin and Euro Libor for such Funding Period.

         (b) If applicable, the Lender shall notify Treasury Europe or Treasury UK, as the case may be, of the interest rate determined by it under this Clause as soon as it is ascertained.

11.4  BASIS OF CALCULATION OF INTEREST

      Interest under Clause 11.3 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

11.5  PAYMENT OF INTEREST

      Except where this Agreement provides otherwise, Treasury Europe or Treasury UK, as applicable, shall pay such accrued interest in Euros on the last day of the relevant Funding Period.

11.6  NETTING OFF

      If Treasury Europe or Treasury UK requests a new Segment of the Euro Cash Advance Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

         (a) the funds required to be provided by the Lender for the account of Treasury Europe or Treasury UK, as applicable, in relation to that new Segment; and

         (b) the funds payable by Treasury Europe or Treasury UK, as applicable, for the account of the Lender by way of repayment of the old Segment, need be paid or made available, as the case may be.

FACILITY AGREEMENT
--------------------------------------------------------------------------------

12.   NZ$ CASH ADVANCE FACILITY
--------------------------------------------------------------------------------

12.1  CURRENCY

      The NZ$ Cash Advance Facility may only be drawn by Treasury NZ and in NZ dollars.

12.2  ADVANCE OF SEGMENT

         (a) Subject to this Agreement, whenever Treasury NZ requests a Segment of the NZ$ Cash Advance Facility, BNZ will through its BNZ Lending Office make available that Segment to such account as may be notified to BNZ by Treasury NZ on the relevant Drawdown Date in Same Day Funds in NZ dollars.

         (a) Unless otherwise agreed, a request by Treasury NZ for a Segment of the NZ$ Cash Advance Facility may be made by telephone, shall be made prior to 11:00am (Auckland time) on the date on which the Segment is to be made available (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure C from Treasury NZ to BNZ. Any telephone request shall contain the details required in the Drawdown Notice and shall be irrevocable.

         (b) Unless otherwise agreed, the principal amount of each Segment of the NZ$ Cash Advance Facility shall be a minimum of:

                  (i)      NZ$ 5,000,000; or

                  (ii) the NZ dollar equivalent (determined at the Exchange Rate as at the Drawdown Date) of the Undrawn Commitment (if less than NZ$ 5,000,000).

12.3  INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment of the NZ$ Cash Advance Facility for each Funding Period at the rate per annum determined by BNZ to be the aggregate of the Margin and the NZ Bank Bill Rate for such Funding Period.

         (b) If applicable, BNZ shall notify Treasury NZ of the interest rate determined by it under this Clause as soon as it is ascertained.

12.4  BASIS OF CALCULATION OF INTEREST

      Interest under Clause 12.3 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 365 or 366 days (as the case may be).

12.5  PAYMENT OF INTEREST

      Except where this Agreement provides otherwise Treasury NZ shall pay such accrued interest in NZ dollars on the last day of the relevant Funding Period.

FACILITY AGREEMENT
--------------------------------------------------------------------------------

12.6  NETTING OFF

      If Treasury NZ requests a new Segment of the NZ$ Cash Advance Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

         (a) the funds required to be provided by BNZ for the account of Treasury NZ in relation to that new Segment; and

         (b) the funds payable by Treasury NZ for the account of BNZ by way of repayment of the old Segment, need be paid or made available, as the case may be.

13.   US$ CASH ADVANCE FACILITY
--------------------------------------------------------------------------------

13.1  CURRENCY

      The US$ Cash Advance Facility may only be drawn by Treasury USA and in US dollars.

13.2  ADVANCE OF SEGMENT

         (a) Subject to this Agreement, whenever Treasury USA requests a Segment of the US$ Cash Advance Facility, the Lender will through its US Lending Office make available that Segment to such account as may be notified to the Lender by Treasury USA on the relevant Drawdown Date in Same Day Funds in US dollars.

         (b) Unless otherwise agreed, a request by Treasury USA for a Segment of the US$ Cash Advance Facility may be made by telephone, shall be made prior to 11:00am (New York time) 3 Business Days before the date on which the Segment is to be made available (which shall be a Business Day) and shall be followed as soon as practicable by a Drawdown Notice substantially in the form of Annexure A from Treasury USA to the Lender. Any telephone request shall contain the details required in the Drawdown Notice and shall be irrevocable.

         (c) Unless otherwise agreed, the principal amount of each Segment of the US$ Cash Advance Facility shall be a minimum of:

                  (i)      US$ 5,000,000; or

                  (ii) the US dollar equivalent (determined at the Exchange Rate as at the Drawdown Date) of the Undrawn Commitment (if less than US$ 5,000,000).

13.3  INTEREST RATE AND NOTIFICATION

         (a) Interest shall accrue from day to day on each Segment of the US$ Cash Advance Facility for each Funding Period at the rate per annum determined by the Lender to be the aggregate of the Margin and LIBOR for such Funding Period.

         (b) If applicable, the Lender shall notify Treasury USA of the interest rate determined by it under this Clause as soon as it is ascertained.

FACILITY AGREEMENT
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13.4  BASIS OF CALCULATION OF INTEREST

      Interest under Clause 13.3 shall accrue from day to day and shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

13.5  PAYMENT OF INTEREST

      Except where this Agreement provides otherwise, Treasury USA shall, in respect of a Funding Period, pay such accrued interest in US dollars on the last day of the relevant Funding Period, and also, in the case of a Funding Period longer than 3 months, on the day 3 months after commencement of that Funding Period.

13.6  NETTING OFF

      If Treasury USA requests a new Segment of the US$ Cash Advance Facility on the last day of a Funding Period of an old Segment of that Facility, then only the net amount between:

         (a) the funds required to be provided by the Lender for the account of Treasury USA in relation to that new Segment; and

         (b) the funds payable by Treasury USA for the account of the Lender by way of repayment of the old Segment, need be paid or made available, as the case may be.

14.   LC FACILITY
--------------------------------------------------------------------------------

14.1  ISSUE

         (a) Subject to this Agreement and sub-paragraph (b), whenever a Borrower requests a Segment utilising the LC Facility the Lender, or in the case of a request from Treasury NZ, BNZ shall issue for the account of the relevant Borrower the Letters of Credit referred to in the relevant Drawdown Notice on the relevant Drawdown Date.

         (b) The Lender or BNZ, as the case may be, shall not be obliged to issue a Letter of Credit for the account of the relevant Borrower unless it is satisfied that the Letter of Credit is not requested or to be issued in respect or support of public debt. No Borrower shall request the issue of a Letter of Credit or utilise the LC Facility in respect or support of public debt.

14.2  FORM

      Each Letter of Credit shall be substantially in the form of Annexure B.

14.3  EXPIRY DATE

      Each Letter of Credit will expire on the last day of the Funding Period of the relevant Segment specified in the relevant Drawdown Notice, which shall be not later than the date 5 Business Days after the final maturity date of the relevant Secured Financing.

FACILITY AGREEMENT
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14.4  AMOUNT AND CURRENCY

         (a) (LIMITS): The face amount of any Letter of Credit shall be a minimum of A$10,000,000 or its Equivalent Amount and shall not cause a breach of the limits in Clause 2.

         (b) (FACE AMOUNT): The maximum face amount of each Letter of Credit on issue shall not exceed:

                  (i) the maximum liability of the relevant Borrower for repayment of principal under the relevant Secured Financing;

                  (ii) accrued interest or amounts in the nature of interest relevant to the principal amount outstanding under the relevant Secured Financing for the period up until the expiry date of the Letter of Credit at that time; and

                  (iii) other amounts relevant to the principal amount of the Secured Financing which as at the date of issue are quantifiable.

         (c) (CURRENCY): A Letter of Credit may only be issued in Australian dollars, Sterling, Euros, NZ dollars or US dollars.

14.5  ACCELERATION OF SECURED FINANCING

      Each Borrower shall procure that it is a term and condition of any Secured Financing to which it is a party that upon a declaration by the Lender or BNZ, as the case may be, or the Trustee under Clause 5.2(A) of the Trust Deed all moneys owing under that Secured Financing (whether actually or contingently) shall be immediately due and payable.

14.6  PAYMENT OF SECURED FINANCINGS

      Each Borrower shall duly and punctually pay all principal, interest and other amounts due and payable under or in relation to each Secured Financing to which it is a party.

14.7  INDEMNITY

         (a) (PAYMENT): Each Borrower shall on demand pay to the Lender or BNZ, as the case may be, all amounts paid or required to be paid by the Lender or BNZ, as applicable, under any Letter of Credit issued for its account.

         (b) (GENERAL INDEMNITY): Each Borrower shall on demand indemnify the Lender and BNZ from and against all loss, liabilities, damage, costs, charges and expenses suffered or incurred by the Lender or BNZ, as applicable, (otherwise than arising solely as a result of a default by the Lender or BNZ, as the case may be, ) in relation to or arising out of any claim made or purported to be made under any Letter of Credit issued for its account or anything done by any person who is or claims to be entitled to the benefit of any such Letter of Credit.

         (c)      (COVER IN ANOTHER CURRENCY):
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                  (i)      Each Borrower acknowledges that although the Lender
                           or BNZ may be making a payment under or in relation to a Letter of Credit in one currency, it may be purchasing the necessary currency with another currency.

                  (ii) Accordingly, if required by the Lender or BNZ, the relevant Borrower shall pay to the Lender or BNZ the amount of the currency which the Lender or BNZ certifies that it used to purchase the currency paid by it or required to be paid by it under or in relation to any Letter of Credit.

14.8  REINSTATEMENT OF OBLIGATIONS

      If all or any part of any amount paid by a Borrower to the Lender or BNZ under this Clause 14 is required to be surrendered, released or repaid by the Lender or BNZ for any reason whatsoever, then the Lender or BNZ, as applicable, shall be entitled to all rights it would have had if such sum had never been paid by the relevant Borrower.

14.9  OBLIGATIONS UNCONDITIONAL

      Each Borrower agrees that its obligations under Clause 14.7 shall be absolute and unconditional and shall not be subject to any reduction, termination or other impairment by any set-off, deduction, counterclaim, agreement, defence, suspension, deferment or otherwise and no Borrower shall be released, relieved or discharged from any obligations under this Agreement, nor shall such obligations be prejudiced or affected by any reason including without limitation:

         (a) any falsity, inaccuracy, insufficiency or forgery of or in any demand, certificate or declaration or other document which on its face purports to be signed or authorised pursuant to a Letter of Credit;

         (b) any failure by the Lender or BNZ, as the case may be, to enquire whether any cable or telex has been inaccurately transmitted or received from any cause or has been sent by an unauthorised Person;

         (c) the impossibility or illegality of performance of or any invalidity of or affecting this Agreement, any Relevant Document, any Secured Financing or any Letter of Credit or any other agreement;

         (d) any act of any Governmental Agency or arbitrator, including any law, judgment, decree or order at any time in effect in any jurisdiction affecting any of the terms of this Agreement, any Relevant Document, any Secured Financing or any other document delivered pursuant to this Agreement or any Relevant Document;

         (e) any failure to obtain any Authorisation necessary or appropriate in connection with this Agreement; or

         (f) any other cause or circumstance, foreseen or unforseen, whether similar or dissimilar to any of the above affecting this Agreement, any Relevant Document, any Secured Financing or any transaction under any Relevant Document,
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      and the Lender or BNZ, as the case may be, shall not be liable or under any duty to enquire in respect of any of the matters mentioned in the preceding paragraphs of this Clause.

15.   REPAYMENT OF PRINCIPAL
--------------------------------------------------------------------------------

15.1  REPAYMENT OR CASH COVER

      If on any four consecutive Business Days the aggregate of the Current Dollar Value of all Segments drawn under all Facilities is greater than 120% of the Commitment then the Borrowers shall, upon the request of the Lender and/or BNZ, as the case may be, on the second Business Day after the last of such four consecutive days:

         (a) repay such Segments and/or parts of Segments in their respective currencies in such aggregate principal amount; or

         (b) deposit with the Lender and/or BNZ, as the case may be, by way of cash cover for the liabilities of the Borrowers to the Lender and/or BNZ, as the case may be, under this Agreement an amount, in Australian dollars, so that after making the repayment or deposit the aggregate of the Current Dollar Value of all Segments drawn under the Facilities (after deducting the amount of any such deposit) does not exceed the Commitment as at the date of the repayment or deposit.

15.2  INTEREST

      All amounts deposited by way of cash cover under Clause 15.1(b) (and any interest on such amounts) shall accrue and be credited interest at a rate and in the manner the Lender and/or BNZ, as the case may be, determines would apply to deposits at call in accordance with its normal procedures.

15.3  APPLICATION

      Without limiting any other provision of any Relevant Document the Lender and/or BNZ, as the case may be, may at any time after the occurrence of an Event of Default which would entitle the Lender, BNZ or the Trustee to make a declaration under clause 5.2(A) or (B) of the Trust Deed apply any such cash cover and/or any such interest in payment of the Principal Outstanding and any other moneys then payable by any Borrower to the Lender and/or BNZ, as the case may be.

15.4  REPAYMENT OF CASH COVER

      Any amount (or interest on such amount) deposited by way of cash cover under Clause 15.1(b) shall be repaid, to the Borrower which deposited it, on the Second Business Day following the date on which the aggregate of the Current Dollar Value of all Segments drawn under all Facilities has been not greater than the Commitment for a period of five consecutive Business Days provided; no Event of Default which would entitle the Lender, BNZ or the

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      Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust
      Deed has occurred and, if such an Event of Default has occurred, when the Principal Outstanding and all other moneys owing to the Lender and/or BNZ, as the case may be, have been fully and finally paid.

15.5  NOTIFICATION OF AMOUNT

      The Lender shall notify Foster's Brewing Group of the amount of the Current Dollar Value (on any day) of the Segments as soon as practicable after it is ascertained whenever reasonably requested to do so by Foster's Brewing Group.

16.   PAYMENTS AND TAXATION
--------------------------------------------------------------------------------

16.1  TIME AND PLACE

      Unless this Agreement provides otherwise, each Borrower shall make all payments under this Agreement in any currency in Same Day Funds not later than 11.00am (local time) on the due date to the account specified by the Lender or BNZ from time to time in respect of such currency.

16.2  NO DEDUCTION

      Each Borrower shall make all payments required under this Agreement without set-off or counterclaim and without deduction, whether on account of Taxes (except to the extent the Borrower or Foster's Brewing Group is obliged to deduct Taxes, but without prejudice to Clause 16) or otherwise.

16.3  PAYMENT TO BE MADE ON BUSINESS DAY

      Whenever any payment becomes due on a day which is not a Business Day, the due date shall be the next Business Day in the same calendar month or, if none, the preceding Business Day and interest shall be adjusted accordingly.

16.4  APPROPRIATION WHERE INSUFFICIENT MONEYS AVAILABLE

      Amounts received by the Lender or BNZ, shall be appropriated as between principal, interest and other amounts as the Lender or BNZ, as the case may be, determines. Any such appropriation shall override any appropriation made by a Borrower.

16.5  ADDITIONAL PAYMENTS

      Whenever any Borrower is obliged to make a deduction in respect of Tax from any Payment to be made under this Agreement or any Relevant Document then it shall:

         (a) promptly pay the amount deducted to the appropriate Governmental Agency;

         (b) within 30 days of the end of the month in which the deduction is made, deliver to the Lender or BNZ, as the case may be, official
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                  receipts or other documentation acceptable to the Lender or
                  BNZ, evidencing payment of such amount; and

         (c) unless the Tax is Excluded Tax, indemnify on demand the Lender or BNZ, as the case may be, against such Tax and any amounts recoverable from the Lender or BNZ, in respect of such Tax, and pay for the account of the Lender or BNZ such additional amounts as the Lender or BNZ, may determine to be necessary to ensure that the Lender or BNZ, (as applicable), receives when due a net amount (after payment of any Taxes in respect of such additional amounts) in the relevant currency or currencies equal to the full amount which it would have received had a deduction not been made. Each Borrower and Foster's Brewing Group waives any statutory right to recover any such amounts from the Lender or BNZ.

16.6  SURVIVAL OF OBLIGATIONS

      The obligations of each Borrower and Foster's Brewing Group under this Clause shall survive the repayment of any Guaranteed Moneys and the termination of this Agreement and any Relevant Document.

16.7  REIMBURSEMENT

         (a) For so long as no Event of Default entitling the Lender or the Trustee to make a declaration under clause 5.2(A) or (B) of the Trust Deed has occurred and is subsisting, whenever:

                  (i) any Borrower or Foster's Brewing Group pays any additional amount to, for the account of, or on behalf of, the Lender or BNZ, as the case may be, in respect of amounts payable under Clause 16.5 ("Additional Taxes"); and

                  (ii) the Lender or BNZ, in its absolute discretion decides that it has received any clearly identifiable credit against or relief or remission for the amount or repayment of, any Tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such Additional Tax, then to the extent that it determines that a payment to the Borrower or Foster's Brewing Group can be made without prejudice to the retention of the amount of such credit, relief, remission or repayment, the Lender or BNZ, shall promptly pay to the Borrower or Foster's Brewing Group (as the case may be) the amount of any consequent reduction in its Tax.

         (b) Nothing in paragraph (a) shall interfere with the right of the Lender or BNZ to arrange its Tax affairs in any manner it thinks fit. In particular, neither the Lender nor BNZ shall be under any obligation to claim any credit, relief, remission or repayment in respect of the amount of any Additional Taxes in priority to any other credit, relief, remission or repayment available to it or to disclose to any Borrower or Foster's Brewing Group any information regarding its tax affairs or tax computations.
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17.   GST
--------------------------------------------------------------------------------

      Notwithstanding any other provision of this Agreement:

         (a) if GST is payable in relation to a supply made under or in connection with this agreement the party making the supply may, in addition to any amount or consideration payable under this agreement, and subject to issuing a valid tax invoice, recover from the recipient of the supply an additional amount on account of GST, such amount to be calculated by multiplying the relevant amount or consideration payable for the relevant supply by the prevailing GST rate;

         (b) without limiting the generality of the foregoing, in the event that the Lender or BNZ is not entitled to an input tax credit in respect of the amount of any GST charged to or recovered from the Lender or BNZ, as the case may be, by any person, or payable by the Lender or BNZ, or in respect of any amount which is recovered from the Lender by way of reimbursement of GST referable directly or indirectly to any supply made under or in connection with this agreement, the Lender or BNZ, as the case may be, shall be entitled to increase any amount or consideration payable by the Borrower on account of such input tax and recover from the Borrower the amount of any such increase;

         (c) where a Borrower is required under this agreement to indemnify or reimburse the Lender or BNZ for any costs, expenses or liabilities of the Lender or BNZ, then the amount of the costs, expenses or liabilities is the actual amount incurred by the Lender or BNZ, as the case may be, less any input tax credit the Lender or BNZ is entitled to receive in relation to those costs, expenses or liabilities. For the purposes of this paragraph (c) the Lender is entitled to receive those input tax credits that can be identified and quantified in accordance with the apportionment model used by the Lender from time to time as approved by the Australian Taxation Office.

      Any additional amount on account of GST, or on account of an amount for which the Lender or BNZ is not entitled to an input tax credit, recoverable from the Borrower pursuant to paragraph (a) or paragraph (b) of this Clause shall be calculated without any deduction or set-off of any other amount.

      In this clause the terms INPUT TAX CREDIT and TAX INVOICE have the meanings given in section 195-1 of the A NEW TAX SYSTEM (GOODS AND SERVICES TAX) ACT 1999.

18.   CHANGES IN LAW
--------------------------------------------------------------------------------

18.1  INCREASED COSTS

      Whenever the Lender or BNZ determines that it or any of its holding companies is affected by any change (occurring after the date of this Agreement) in, any making (occurring after the date of this Agreement) of, or any change (occurring after the date of this Agreement) in the interpretation
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      or application by any Governmental Agency of, any law, official directive or request (including, without limitation, with respect to Taxation (other than an Excluded Tax) or reserve, liquidity, capital adequacy, special deposit or similar requirements) and that as a result:

         (a) the effective cost to the Lender or BNZ, as the case may be, of making, funding or maintaining any Segment or its Commitment is in any way increased;

         (b) any amount paid or payable to or received or receivable by the Lender or the effective return to the Lender or BNZ or any of its holding companies under or in respect of this Agreement or the Trust Deed is in any way reduced;

         (c) the return of the Lender or BNZ or any of its holding companies on the capital which is or becomes directly or indirectly allocated by the Lender or BNZ or the holding company to any Segment or its Commitment is in any way reduced; or

         (d) in any way, in so far as the law, official directive or request relates to or affects its Commitment, any Segment, this Agreement or the Trust Deed, the overall return on capital of the Lender or BNZ or any of its holding companies is reduced,

      (including, without limitation, by reason of the Lender or BNZ or any of their holding companies being restricted in its capacity to enter other transactions, or being required to make a payment or foregoing or earning reduced interest or other return on any capital or on any amount calculated by reference in any way to, or allocating capital to, the amount of any Segment, its Commitment or to any other amount paid or payable or received or receivable under this Agreement or the Trust Deed) then:

         (e) (when it has calculated the effect of the foregoing and the amount to be charged) the Lender or BNZ, as applicable, shall notify Foster's Brewing Group; and

         (f) on demand from time to time the relevant Borrower shall pay for the account of the Lender or BNZ, the amount certified by an Authorised Officer of the Lender or BNZ, which shall compensate it or its relevant holding company (as the case may be) for such increased cost or such reduction.

      This Clause applies with respect to official directives or requests whether or not having the force of law and, if not having the force of law, the observances of which is in accordance with the practice of responsible bankers or financial institutions in the country concerned.

18.2  MINIMISATION

         (a) (NOTICE): At the time of making such demand, the Lender or BNZ, as the case may be, shall deliver to Foster's Brewing Group a certificate specifying (without any obligation to disclose any details relating to its business and Tax affairs):
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                  (i)      the event by reason of which it is entitled to make
                           such demand; and

                  (ii) the calculation (in reasonable detail) on which such demand is based.

         (b) (NO DEFENCE): If the Lender and (if applicable) its holding company or BNZ and (if applicable) its holding company has acted in good faith it shall not be a defence that any cost, reduction or payment or loss of tax credit referred to in Clause 16 or this Clause could have been avoided.

         (c) (NEGOTIATION): At the request of a Borrower or Foster's Brewing Group, the Lender or BNZ, as the case may be, shall negotiate in good faith with the relevant Borrower with a view to finding a means by which any such cost, reduction or payment or loss of tax credit or the effect of any unlawfulness or impracticability referred to in Clause 17.4 can be minimised.

18.3  SURVIVAL OF OBLIGATIONS

      The obligations of each Borrower under this Clause shall survive the repayment of any Guaranteed Moneys and the termination of any Relevant Document.

18.4  ILLEGALITY

      If the making of, or a change in the interpretation or application by any Governmental Agency of, any law or treaty makes it unlawful or impracticable for the Lender or BNZ to make, fund or maintain its participation in any Segment then:

         (i) the Lender or BNZ, as the case may be, may, by notice to the relevant Borrower, terminate its Facilities as set out in Clause 2.1(a);

         (ii) if required by the law or treaty, or if necessary to prevent or remedy a breach of the law or treaty, the relevant Borrower will prepay the relevant Segment together with all fees and other amounts payable under the relevant Segment; and

         (iii) such prepayment shall be made immediately, but if in the opinion of the Lender or BNZ, as the case may be, delay in prepayment is permitted by, or will not cause a breach of, the law or treaty, it shall be made on the latest permitted day.

19.   CONDITIONS PRECEDENT
--------------------------------------------------------------------------------

19.1  CONDITIONS PRECEDENT TO EACH SEGMENT

      The obligation of the Lender and BNZ to make available each Segment is subject to the following conditions precedent:

         (a) (TRUST DEED CONDITIONS PRECEDENT - NO INCREASE IN PRINCIPAL AMOUNT): to the extent only that the provision of the Segment would
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                  result in an increase in the aggregate principal amount of all
                  Segments outstanding on that day, each of the conditions precedent set out in paragraphs (i) to (vi) (both inclusive) of Clause 5.7(a) of the Trust Deed (subject to Clause 5.7(c) of the Trust Deed) applies as if set out in this Agreement and has been satisfied (on the basis that any reference to the "Funding Creditor" in any of those paragraphs is a reference to the "Lender" or "BNZ" as applicable);

         (b) (TRUST DEED CONDITIONS PRECEDENT - NO PROVISION OR ROLLOVER OF ACCOMMODATION): that each of the conditions precedent in paragraphs (a) to (d) (both inclusive) of Clause 5.8 of the Trust Deed applies as if set out in this Agreement and has been satisfied (on the basis that any reference to the "Funding Creditor" in any of those paragraphs is a reference to the "Lender" or "BNZ" as applicable);

         (c) (NO DEFAULT): that no Event of Default or Potential Event of Default will result from the provision of the financial accommodation; and

         (d) (AUTHORISATION): that all necessary Authorisations for the provision of the financial accommodation have been obtained.

20.   REPRESENTATIONS AND WARRANTIES, COVENANTS AND EVENTS OF DEFAULT
--------------------------------------------------------------------------------

20.1  REPRESENTATIONS AND WARRANTIES

         (a) Each of the Borrowers and Foster's Brewing Group acknowledges that each of the Lender and BNZ enter into this Agreement in reliance on the representations and warranties contained in Clause 3 of the Trust Deed.

         (b) Each of the Borrowers and Foster's Brewing Group acknowledges that the representations and warranties in Clause 3 of the Trust Deed are repeated for the benefit of the Lender and BNZ in accordance with Clause 3.4 of the Trust Deed.

20.2  COVENANTS

      Each Borrower and Foster's Brewing Group acknowledges that it has given the undertakings in the Trust Deed for the benefit of the Lender and BNZ and that the Lender and BNZ are entering into this Agreement in reliance on those undertakings.

20.3  EVENTS OF DEFAULT

      The list of Events of Default and the rights of the Lender and BNZ as Creditors as a consequence of an Event of Default are set out in Clause 5 of the Trust Deed. Each of the Borrowers and Foster's Brewing Group acknowledges that the Lender and BNZ each enter into this Agreement in reliance on the rights conferred under Clause 5 of the Trust Deed and on the basis that they are and will be entitled to exercise those rights as a "Creditor".
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20.4  AMENDMENT OR WAIVER

      The Lender and BNZ each confirm that they will be bound by any amendment agreed to or waiver given in respect of the provisions of the Trust Deed by the Trustee in accordance with the instructions of the Majority Creditors or all Creditors, as the case requires, in accordance with the terms of the amendment or waiver as if it were part to the relevant amendment agreement or had given the relevant waiver.

21.   SET-OFF
--------------------------------------------------------------------------------

21.1  SET-OFF AUTHORISED

      Each Borrower and Foster's Brewing Group severally authorises the Lender and BNZ (but without obligation on the part of the Lender or BNZ) if an Event of Default which would entitle the Lender or BNZ (as a Creditor) or the Trustee to make a declaration under Clause 5.2(A) or (B) of the Trust Deed is subsisting to apply any credit balance in any currency (whether or not matured) in any of its accounts with any branch of the Lender or BNZ in or towards satisfaction of any sum at any time due and payable by it to the Lender or BNZ, as the case may be, under or in relation to this Agreement or any Relevant Document.

21.2  CURRENCY EXCHANGES

      Each of the Lender and BNZ may effect such currency exchanges as are appropriate to implement such set-off.

22.   INDEMNITIES
--------------------------------------------------------------------------------

22.1  INDEMNITY

      Each indemnity in this Agreement shall:

         (a)      be a continuing obligation;

         (b) constitute a separate and independent obligation of the party giving the indemnity from its other obligations under this Agreement; and

         (c)      survive termination of this Agreement.

22.2  NATURE OF INDEMNITY

      Each Borrower and Foster's Brewing Group shall indemnify the Lender and BNZ, on demand against any loss, cost or expense the Lender or BNZ may sustain or incur as a consequence of:

         (a) the occurrence of any Event of Default or Potential Event of Default;

         (b) any statement in, or omission or alleged omission from, any information or loan proposal or any document or information prepared or authorised by it, or any claim in respect of any of the foregoing (including legal costs on a full indemnity basis);
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         (c)      any Segment requested in a Drawdown Notice not being provided for any reason (including, without limitation, failure to fulfil any condition precedent but excluding any default by the Lender or BNZ; or

         (d) the Lender or BNZ receiving payments of principal in respect of any Segment other than on the last day of the relevant Funding Period, or any period under Clause 25.2(b)(ii) for any reason, including, without limitation, prepayment in accordance with this Agreement, but excluding default by the Lender or BNZ.

      Without limitation such indemnity shall cover the amount determined by the Lender or BNZ as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for the Lender or BNZ to fund or maintain any such Segment or amount (including loss of margin).

23.   CURRENCY INDEMNITY
--------------------------------------------------------------------------------

23.1  GENERAL

      Whenever:

         (a) any amount payable by any Borrower or Foster's Brewing Group under or in respect of this Agreement or any Relevant Document is received or recovered by the Lender or BNZ in a currency (the "Payment Currency") other than the currency under which the relevant amount was payable under this Agreement or the Relevant Document (the "Agreed Currency") for any reason (including without limitation as a result of any judgment or order); and

         (b) the amount actually received by the Lender or BNZ in accordance with its normal practice by converting the Payment Currency into the Agreed Currency is less than the relevant amount of the Agreed Currency, then the Borrower, or Foster's Brewing Group as the case may be, shall as an independent obligation indemnify the Lender or BNZ, as the case may be, on demand against the deficiency.

23.2  LIQUIDATION

      In the event of the Liquidation of a Borrower or Foster's Brewing Group, that Borrower and Foster's Brewing Group shall (jointly and severally) indemnify the Lender and BNZ on demand against any deficiency arising or resulting from any variation as between:

         (a) the exchange rate actually applied for the purposes of such Liquidation in converting into another currency any amount expressed in one currency due or contingently due under this Agreement or any Relevant Document or under any judgment or order relating to this Agreement or any Relevant Document; and
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         (b)      the exchange rate at which the Lender or BNZ, as the case may be, in accordance with its normal practice would be able to purchase the last-mentioned currency with the first-mentioned currency as at the final date or dates for the filing of proof or other claim in the Liquidation or the nearest available prior date including any premiums and costs of exchange payable in connection with the purchase.

24.   CONTROL ACCOUNTS
--------------------------------------------------------------------------------

      The accounts kept by the Lender and BNZ shall constitute sufficient evidence, unless the contrary is provided, of the amount at any time due from any Borrower or Foster's Brewing Group under this Agreement or any Relevant Document.

25.   INTEREST ON OVERDUE AMOUNTS
--------------------------------------------------------------------------------

25.1  PAYMENT OF INTEREST ON OVERDUE AMOUNTS

      On demand by the Lender or BNZ, as the case may be, from time to time:

         (a) subject to Clause 25.6, each Borrower shall pay interest on all amounts due and payable by it under or in relation to this Agreement or any Relevant Document (including without limitation, such amounts due for payment under Clause 5 of the Trust Deed) and unpaid; and

         (b) the relevant Borrower shall pay interest on all amounts claimed (to the extent cash cover is not provided in respect of such amount, as and when required under the Relevant Document) under a Letter of Credit,

      (including interest payable under this clause) in the currency of the relevant amount. Interest under this clause shall accrue, subject to Clause 25.6, from the date such amount is due and payable or the Lender or BNZ, as the case may be, receives a claim under a Letter of Credit.

25.2  ACCRUAL OF INTEREST

      Such interest shall accrue, subject to Clause 25.6, from the due date up to the date of actual payment, before and (as a separate and independent obligation) after judgment at a rate determined by the Lender or in the case of amounts owing to BNZ, at a rate determined by BNZ to be the aggregate of 3% per annum and the highest of:

         (a) the rate (if any) applicable to such amount immediately prior to the due date; or

         (b)      the sum of the Margin; and

                  (i) if the amount is denominated in Australian dollars, the Lender's benchmark rate from time to time;
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                  (ii)     if the amount is denominated in NZ dollars, BNZ's
                           benchmark rate from time to time; or

                  (iii) if the amount is denominated in any other currency, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16th) of the rates applicable two Business Days before the date of default (or, as appropriate, the expiry of the funding period referred to below) by leading banks in the London Interbank Market (as selected by the Lender), for the making of deposits in the currency concerned of an amount comparable to the overdue amount on call or for such funding period not exceeding three months as the Lender may determine from time to time (or, if no such quotes are available, such equivalent rate as the Lender may determine); and

         (c) if the amount in respect of which the interest is accruing is one payable to or for the account of the Lender or BNZ, the cost incurred by the Lender or BNZ, as the case may be, in funding the relevant Facility (as certified by the Lender or BNZ).

25.3  CALCULATION PERIOD

      Interest on amounts denominated in Australian dollars, Sterling or NZ dollars shall be calculated on the basis of a year of 365 days, or 366 days (as the case may be), and interest on amounts denominated in other currencies a year of 360 days

25.4  OTHER CURRENCIES

      Where the Lender certifies to a Borrower that it used another currency to purchase the necessary currency to make a payment under or in relation to a Letter of Credit, interest will accrue on such payment in that other currency from the date of payment.

25.5  CAPITALISATION OF INTEREST

      Unless demanded more frequently, interest under this Clause 25 shall capitalise quarterly.

25.6  CONTINGENCIES AND CASH COVER

      Without prejudice to the obligations of a Borrower under Clause 25.7, no Borrower shall be obliged to pay interest under this Clause 25 on any amount due and payable under this Agreement or the Trust Deed in respect of any contingent liability of the Lender or BNZ under a Letter of Credit or in respect of any Bill by way of cash cover unless and until:

         (a) where the amount was payable in respect of the contingent liability of the Lender or BNZ under a Letter of Credit, a claim is made on the Lender or BNZ, as applicable, under or in relation to that Letter of Credit; or
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         (b)      where the amount was payable in respect of a Bill which had not matured, the maturity date of that Bill.

25.7  RISK FEE

      Each Borrower shall pay to the Lender or BNZ, as the case may be, a risk fee on all amounts due and payable under this Agreement or any Relevant Document in respect of any contingent liability of the Lender or BNZ under a Letter of Credit or in respect of any Bill by way of cash cover but unpaid, in the currency or currencies of the relevant amounts at the rate of 3% per annum from the due date up until:

         (a) in the case of an amount payable in respect of the contingent liability of the Lender or BNZ under a Letter of Credit, a claim is made on the Lender or BNZ under or in relation to that Letter of Credit or the Letter of Credit expires without having been drawn upon; and

         (b) in the case of an amount payable in respect of a Bill which had not matured, the maturity date of that Bill,

      calculated on the basis of a year of 365 days or 366 days (as the case may be) (in the case of amounts denominated in Australian dollars, NZ dollars or Sterling) or 360 days (in the case of amounts denominated in any other currency). Such fee shall be payable, in relation to each such amount, on the last day of the period in respect of which the fee is payable or, if that period is longer than three months, the date three months after the amount becomes due and payable this Agreement or any Relevant Document and the last day of the period in respect of which the fee is payable.

26.   FEES
--------------------------------------------------------------------------------

      The Borrowers shall pay to the Lender and BNZ the applicable establishment, line and Letter of Credit fees in the currencies and amounts and at the times set out in the letter from the Lender and BNZ to Foster's Brewing Group (each accepted by an Authorised Officer of Foster's Brewing Group). The liability of all Borrowers under this Clause shall, unless any such letter expressly provides otherwise, be joint and several.

27.   ASSIGNMENTS
--------------------------------------------------------------------------------

27.1  ASSIGNMENT BY BORROWERS OR FOSTER'S BREWING GROUP

      Neither a Borrower nor Foster's Brewing Group shall assign or transfer all or any of its rights or obligations under this Agreement or any Relevant Document without the prior written consent of the Lender and BNZ .

27.2  ASSIGNMENT BY LENDER

      The Lender or BNZ, may assign or transfer all or any of its rights or obligations under this Agreement or any Relevant Document to another bank or financial institution at any time if:
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FACILITY AGREEMENT
--------------------------------------------------------------------------------

         (a)      any necessary prior Authorisation is obtained; and

         (b) Foster's Brewing Group has given its prior consent to such transfer or assignment, which consent:

                  (i)      shall not be unreasonably withheld;

                  (ii) shall not to be required in the case of a transfer or assignment to a Related Corporation of the Lender or BNZ; and

                  (iii) will be deemed to have been given if no response is received within 16 days of request for such consent.

27.3  DISCLOSURE

      The Lender or BNZ, may with the prior consent of Foster's Brewing Group (which shall not unreasonably be withheld or delayed) disclose to a proposed assignee, or transferee or sub-participant information relating to any member of the Group or furnished in connection with this Agreement and the Relevant Documents.

27.4  CHANGE OF LENDING OFFICE

      The Lender may change any Lending Office and BNZ may change the BNZ Lending Office if it gives prior notice to Foster's Brewing Group and consults with Foster's Brewing Group.

27.5  NO INCREASED COSTS

      Notwithstanding anything to the contrary in this Agreement, if the Lender or BNZ, assigns its rights or transfers any or all of its rights and obligations under this Agreement or changes its Lending Office or the BNZ Lending Office as the case may be, neither the Borrowers nor Foster's Brewing Group shall be required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges which is a direct consequence of the assignment or transfer or change of Lending Office or the BNZ Lending Office and of which the Lender or BNZ, as the case may be, or its assignee or transferee (as applicable) was aware or ought reasonably to have been aware on the date of the assignment, transfer or change.

28.   NOTICES
--------------------------------------------------------------------------------

28.1  NOTICES

      All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Agreement shall:

         (a) be in writing addressed to the address of the recipient shown in this Agreement or to such other address as it may have notified the sender;

         (b)      be signed by an Authorised Officer of the sender; and
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         (c)      be deemed to be duly given or made:

                  (i) (in the case of delivery in person or by post, facsimile transmission or cable) when delivered to or left at such address; or

                  (ii) (in the case of telex) on receipt by the sender of the answerback code of the recipient at the end of transmission,

            but if such delivery or receipt is not on a day on which business is generally carried on in the place to which such communications is sent or is later than 4.00pm (local time), it shall be deemed to have been duly given or made at the commencement of business on the next such day in that place.

         (b) Correspondence to, and other communications with, the Lender or BNZ shall be to the address of the relevant Lending Office or BNZ Lending Office, as the case may be, as detailed in
                  Schedule 1.

28.2  TO BORROWER OR FOSTER'S BREWING GROUP

      Any notice required to be given to the Borrower or Foster's Brewing Group shall deemed given if given to Foster's Brewing Group in accordance with Clause 28.1

29.   AUTHORISED OFFICERS
--------------------------------------------------------------------------------

      Each of the Borrowers and the Foster's Brewing Group irrevocably authorises each of the Lender and BNZ to rely on a certificate by any person purporting to be one of its directors or secretaries, as to the identity any signatures of its Authorised Officers and warrants that those persons have been authorised to give notices and communications under or in connection with this Agreement.

30.   GOVERNING LAW
--------------------------------------------------------------------------------

      This Agreement shall be governed by the laws of Victoria.

31.   COUNTERPARTS
--------------------------------------------------------------------------------

      This Agreement may be executed in any number of counterparts. All of such counterparts taken together shall be deemed to constitute the one instrument.

32.   ACKNOWLEDGMENT BY BORROWERS AND FOSTER'S BREWING GROUP
--------------------------------------------------------------------------------

      Each Borrower and Foster's Brewing Group confirms that:

         (a) it has not entered into this Agreement in reliance on, or as a result of, any statement or conduct of any kind of or on behalf of the Lender or BNZ or any Related Body Corporate of the Lender or BNZ
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FACILITY AGREEMENT
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                  (including, without limitation, any advice, warranty,
                  representation or undertaking); and

         (b) neither the Lender nor BNZ nor any Related Body Corporate of the Lender or BNZ is obligated to do anything (including, without limitation, disclose anything or give advice), except as expressly set out in this Agreement or the Relevant Documents.

33.   ATTORNEYS
--------------------------------------------------------------------------------

      Each attorney executing this Agreement states that he has no notice of the revocation of his power of attorney.

FACILITY AGREEMENT
--------------------------------------------------------------------------------



EXECUTED in Melbourne.

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FACILITY AGREEMENT
--------------------------------------------------------------------------------



SCHEDULE 1

LENDING OFFICES


1.    AUSTRALIAN LENDING OFFICE - A$ AND US DOLLARS [LC FACILITY]

      271 Collins Street
      Melbourne  Vic  3000

      Tel: 3 9659 7619

      Fax: 3 9659 9078

      Attention: Mr Peter Baldi

2.    UK LENDING OFFICE - STERLING AND EUROS

      6-8 Tokenhouse Yard
      London EC2R 7AJ England
      Tel: 0171 710 2437
      Fax: 0171 710 2243
      Attention: Ms Jo McGrady

3.    US LENDING OFFICE - US DOLLARS

      Metlife Building
      34th Floor
      200 Park Avenue
      New York, New York 10166
      Tel:  0011 1 212 916 9515
      Fax:  0011 1 212 983 1969

      Attention:  Ms Susan Julien

4.    BNZ LENDING OFFICE

      Level 6, BNZ Tower
      125 Queens Street
      Auckland, New Zealand
      Tel:  09 375 1279
      Fax:  09 375 1200
      Attention:  Ms Shelley Ruha


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SCHEDULE 2

ADDITIONAL DOMESTIC STERLING COSTS

(a) The additional domestic Sterling cost for an amount for an Interest Period is the rate determined by the Lender to be equal to the rate notified by the Lender and calculated in accordance with the following formulae:

      In relation to an amount denominated in Sterling:

      BY + S(Y - Z) + F x 0.01% per annum = additional domestic Sterling cost
      -------------------------
      100 - (B + S)

      where on the day of application of the formula:

B is the percentage of the Lender's eligible liabilities (in excess of any stated minimum) which the Bank of England requires the Lender to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

Y is the rate at which Sterling deposits are offered by the Lender to leading banks in the London interbank market at or about 11.00 a.m. on that day for the Interest Period;

S is the percentage of the Lender's eligible liabilities which the Bank of England requires the Lender to place as a special deposit;


Z is the interest rate per annum allowed by the Bank of England on special deposits; and

F is the charge payable by the Lender to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations but where for this purpose, the figure in paragraph 2.02b and 2.03b will be deemed to be zero expressed in pounds per(pound)1 million of the fee base of the Lender.

(b)   For the purposes of this Schedule 2:

         (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England; and

         (ii)     "fee base" has the meaning given to it in the Fees
                  Regulations; and

         (iii) "Fees Regulations" means the Banking Supervision (Fees) Regulations 1998 or any other regulations governing the payment of fees for banking supervision.

(c) In the application of the formula, B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%, BY is calculated as 0.5 x 15.

(d)      (i)      The formula is applied on the first day of the relevant
                  Interest Period.

         (ii) Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

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FACILITY AGREEMENT
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(e)      If the Lender in its reasonable opinion determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Lender following consultation with the relevant Borrower shall notify the relevant Borrower of the manner in which the additional domestic Sterling cost will subsequently be calculated. The manner of calculation so notified by the Lender shall, in the absence of proven error, be binding on all the parties.

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FACILITY AGREEMENT
--------------------------------------------------------------------------------


ANNEXURE A

DRAWDOWN NOTICE [NATIONAL AUSTRALIA BANK LIMITED]
-------------------------------------------------


To:   National Australia Bank Limited
      271 Collins Street
      Melbourne  Vic  3000



                  MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE NO. *

We refer to the Facility Agreement dated 27 February 1991 (as amended and supplemented) (the FACILITY AGREEMENT).

Pursuant to Clause 4 of the Facility Agreement:

1.       we give you irrevocable notice that we wish to draw on [#] (the
         DRAWDOWN DATE);

         [SUCH DATE IS TO BE A BUSINESS DAY]

2.       the aggregate principal amount to be drawn in each currency is;

         [SUCH AMOUNT TO COMPLY WITH THE LIMITS IN CLAUSE 2]

3.       we request the following Segments:

      Facility     Currency        Original Dollar  Funding Period
                                   Amount

      *            **              ***              ****

      * Bill, Sterling Advance, Market Rate Advance, US$ Cash Advance, Euro Cash Advance or LC Facility

      ** If Bill Facility or Market Rate Advance Facility $A only, if Sterling Advance Facility, Sterling only; if Euro Cash Advance Facility, EUR, if US$ Cash Advance Facility, US dollars only, or if LC Facility A$, US$, EUR or Sterling

      *** Original Dollar Amount must comply with Clause 8.2, 9.2, 10.2, 11.2, 13.2

      ****         Interest Periods to comply with Clause 5

4.    we request that:

         (a) the proceeds of the cash advances be remitted to account number [##] at [##]; and/or

         (b) each Letter of Credit shall be made available at the Lending Office as set out in Schedule 1 [OF THIS ANNEXURE]. The details of the Secured Financing in respect of which each Letter of Credit is issued are set out in Schedule 2 [OF THIS ANNEXURE].

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FACILITY AGREEMENT
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5.       we [enclose]/[irrevocably request you to prepare, complete, draw, sign and deliver on our behalf]/[enclose and irrevocably request you the complete, draw, sign and deliver on our behalf] Bills (details of which appear in Schedule 3 below) drawn by Treasury Aust. on the Lender.

         We irrevocably request the Lender to do as follows on [#]

         (a) in accordance with the Facility Agreement, accept [and discount] the Bills for the accommodation of Treasury Aust.;

         (b) debit to the account of Treasury Aust. styled [##] at the [##] Branch of the Lender the amount of the Lender's acceptance and other fees and any stamp or other duty payable on or in respect of the Bills;

         (c) [hand the accepted Bills to [##] (a specimen of whose signature appears below)].

                                      [OR]

                  [hand the accepted Bills to [##] (a specimen of whose signature appears below) against the receipt of $[#] which moneys are to be credited to the account of Treasury Aust. styled [##] at [##] [Branch of the Lender.]

                                      [OR]

                  [complete the name of the payee on the , purchase the Bills or at your option sell them to any person at such discount rate as may be applicable and credit the net proceeds after deducting any moneys above under (b) above to the Account of Treasury Aust. styled at [##] at the [##] Branch of the Lender.]

         (d) where the name Treasury Aust. is to be inserted as payee of Bills, endorse that on behalf of Treasury Aust.

6. we acknowledge that pursuant to Clause 3.4 of the Trust Deed, the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

      [INCLUSION OF A DISCLOSURE UNDER PARAGRAPH 6 SHALL NOT PREJUDICE THE CONDITIONS PRECEDENT IN THE AGREEMENT OR THE RIGHT OF THE LENDER TO CALL A DEFAULT]

      Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.


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FACILITY AGREEMENT
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SCHEDULE 1

SEGMENT NO.          BENEFICIARY LENDING OFFICE FACE AMOUNT

1(a)

(b)

(c)



SCHEDULE 2

SEGMENT        PRINCIPAL     [INTEREST    [OTHER        MATURITY
               AMOUNT OF     AND AMOUNTS  AMOUNTS (TO   DATE
               SECURED       IN THE       COMPLY WITH
               FINANCING     NATURE OF    CLAUSE 14)]
                             INTEREST]

1(a)

(b)

(c)



SCHEDULE 3

DRAWER'S NO.   DATE OF       MATURITY     FACE AMOUNT
OF BILL        EXECUTION     DATE




For and on behalf of

BORROWER/FOSTER'S BREWING GROUP


By:
[Authorised Officer]

Dated:


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FACILITY AGREEMENT
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ANNEXURE B

FORM OF LETTER OF CREDIT - [NATIONAL AUSTRALIA BANK LIMITED/BNZ]


[Date]

To:   [Name and Address of Beneficiary]



Dear Sirs

[National Australia Bank Limited/BNZ] has pleasure in detailing the particulars of our Letter of Credit issued in your favour.


--------------------------------------------------------------------------------
                      [National Australia Bank Limited/BNZ]

                  Irrevocable Standby Letter of Credit No. [##]

                                   Dated: [#]
--------------------------------------------------------------------------------




ON ACCOUNT OF:     [name of Borrower]

BENEFICIARY:       [name of Beneficiary]

AMOUNT:            Maximum limit of liability [figure]

EXPIRY DATE:       [#]

AVAILABLE AT:      [National Australia Bank Limited.  [address]/BNZ]

BY DRAFTS ON:      [National Australia Bank Limited, [address,
                   marked "refer to Manager, ***] /BNZ]

PAYABLE AT:        Sight

ENFACED:           ["Drawn under National Australia Bank Limited
                   Irrevocable Standby Letter of Credit No. [##] dated [#]"/BNZ].

RETURNABLE TO:     [National Australia Bank Limited [address]/BNZ].

ISSUED IN          [Details of Secured Financing] (the SECURED FINANCING).
CONNECTION WITH:

Drafts drawn under this Letter of Credit must be payable to the credit of an account in the name of the Beneficiary, must be delivered to the address at which this Letter of Credit is expressed to be available, at or before 3.00pm ([insert place of Issuer] time) on the expiry date specified above and be accompanied by a statutory declaration stating that:

(a) the declarants are two officers of the Beneficiary, making the declaration on behalf of the Beneficiary;

(b) the declarants have authority to make the statutory declaration on behalf of the Beneficiary;
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(c)      the statutory declaration is made pursuant to the terms of the Letter of Credit No. [##];

(d) the amount claimed is not more than the maximum aggregate amount available under the Letter of Credit;

(e) the amount claimed represents an amount or amounts remaining unpaid to the Beneficiary in respect of the Secured Financing in accordance with arrangements made between the Beneficiary and [name of Borrower]; and

(f) demand for payment of such amount has been made by the Beneficiary on [name of Borrower] and such demand remains unsatisfied;

and the amount of this Letter of Credit will automatically reduce by the amount of all such drawings.

There is no responsibility on the part of [National Australia Bank Limited/BNZ] to investigate the authenticity of the declarations or the declarant's capacity or entitlement to make the statutory declaration.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Brochure No. 500.

[National Australia Bank Limited/BNZ] engages with the Beneficiary that drafts drawn under and in compliance with the terms of this Letter of Credit will be paid on presentation to [National Australia Bank Limited/BNZ].

For and on behalf of [National Australia Bank Limited/BNZ].



--------------------------------  -----------------------------------
Authorised Signatory              Authorised Signatory

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FACILITY AGREEMENT
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ANNEXURE C

DRAWDOWN NOTICE [BNZ]


To:   Bank of New Zealand
      Level 6, BNZ Tower
      125 Queens Street
      Auckland, New Zealand

                MULTIPLE OPTION FACILITY - DRAWDOWN NOTICE NO. *

We refer to the Facility Agreement dated 27 February 1991 (as amended and supplemented) (the FACILITY AGREEMENT).

Pursuant to Clause 4 of the Facility Agreement:

1.       we give you irrevocable notice that we wish to draw on [#] (the
         DRAWDOWN DATE);

         [SUCH DATE IS TO BE A BUSINESS DAY]

2.       the aggregate principal amount to be drawn in each currency is;

         [SUCH AMOUNT TO COMPLY WITH THE LIMITS IN CLAUSE 2]

3.       we request the following Segments:

      Facility     Currency        Original Dollar  Funding Period
                                   Amount

      *            NZ dollars      **               ***

      *            NZ$ Cash Advance or LC Facility

      **           Original Dollar Amount must comply with Clause 12.2 or 14.4

      ***          Interest Periods to comply with Clause 5

4.       we request that:

         (a) the proceeds of the cash advances be remitted to account number [##] at [##]; and/or

         (b) each Letter of Credit shall be made available at the BNZ Lending Office as set out in Schedule 1 [OF THIS ANNEXURE]. The details of the Secured Financing in respect of which each Letter of Credit is issued are set out in Schedule 2 [OF THIS ANNEXURE].

5. we acknowledge that pursuant to Clause 3.4 of the Trust Deed, the representations and warranties in Clause 3 of the Trust Deed are repeated on the date of this notice with respect to the facts and circumstances then existing.

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      [INCLUSION OF A DISCLOSURE UNDER PARAGRAPH 6 SHALL NOT PREJUDICE THE
      CONDITIONS PRECEDENT IN THE AGREEMENT OR THE RIGHT OF BNZ TO CALL A
      DEFAULT]

      Expressions defined in the Facility Agreement have the same meaning when used in this Drawdown Notice.